EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation of Capital Senior Living Corporation of our report dated February 5, 1999 (except for Notes 20 and 12, as to which the dates are February 7, 1999 and February 12, 1999, respectively), with respect to the consolidated financial statements of Capital Senior Living Corporation included in its Annual Report, as amended (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           Ernst & Young LLP



Dallas, Texas
December 2, 1999